 As Filed with the Securities and Exchange Commission February 9, 2006

Registration No.: 333-130768

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form SB-2/Pre-Effective Amendment No. 1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Technology Integration Group, Inc.

85 Livingston Avenue, Suite 3

Roseland, NJ 07068

973-493-6206

(Address and telephone number of principal executive offices)

Cosimo J. Patti

Technology Integration Group, Inc.

85 Livingston Avenue, Suite 3

Roseland, NJ 07068

973-493-6206

(Name, address and telephone number of agent for service)

Delaware	522293	13-4050047
(State or other jurisdiction of incorporation or organization)	Primary Industrial Class Code No.	(I.R.S. Employer Identification No.)

WITH A COPY TO

Gary B. Wolff, Esq.

805 Third Avenue

New York, New York 10022

212-644-6446

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

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CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price[1]	Amount of Registration Fee

Common stock, $ .001 Par value per share	1,752,500 shares	$.01	$ 17,525	*$ 1.88

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

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Estimated solely  for  the  purpose  of  computing  the  amount  of the registration fee pursuant to Rule 457(a)  under the Securities Act of ’33, as amended and based upon the amount of consideration received by Technology Integration Group, Inc., the issuer.  As of the date hereof, there is no established public market for the common stock being registered.  Accordingly, and in accordance with Item 505 of Regulation S-B requirements certain factor(s) must be considered and utilized in determining the offering price.  The factor considered and utilized herein consisted of and is based upon the issuance price of those securities issued (in December 2005) which shares of common stock were all issued at $.001 per share and with the Company selecting $.01 per share as being the nearest full cent higher than the $.001 price indicated.

* Paid with initial filing

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The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion _________________ , 2006

1,752,500 SHARES

TECHNOLOGY INTEGRATION GROUP, INC.

COMMON STOCK

This is a resale prospectus for the resale of up to 1,752,500 shares of our common stock by the selling stockholders listed herein. The Company’s president is selling 850,000 shares, or 48.5% of the 1,752,500 shares being registered.  We will not receive any proceeds from the sale of the shares.

Our common stock is not traded on any market, and although we plan to take steps to have our common stock quoted on the Over the Counter Bulletin Board maintained by NASD ("OTCBB") upon the effectiveness of the registration statement of which this prospectus is a part, we may not be successful in such efforts, and our common stock may never trade in any market.

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

Investing in our common stock involves very high risks. See "Risk Factors" beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2006.

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PROSPECTUS SUMMARY

About Technology Integration Group, Inc.

Technology Integration Group, Inc. was incorporated under the laws of the State of New York on February 3, 1999 by Cosimo J. Patti, our founder to be a consulting firm. We became a Delaware company in December 2005, and we operate under the d/b/a FSI Advisors.

Our mission is to provide marketing, communications and technical integration advice to small and medium-sized businesses, principally in the financial services industry. All of our business involves our president, Cosimo J. Patti, obtaining engagements in the financial services industry. These engagements are subcontracted or referred by us to independent consultants who perform the work.  We are generally not entitled to receive a fee on these engagements until the independent consultants are paid.

We have very limited financial resources and have not established a source of equity or debt financing. During the year ended June 30, 2005 we incurred a net loss of $9,607 and we may not be profitable in the future. There are no assurances that we will return to profitable operations. Our auditors indicated that there is significant uncertainty about our ability to continue as a going concern in their report on our financial statements for the fiscal year ended June 30, 2005.

In December 2005 we sold 902,500 shares of our common stock in a private placement at $.001 per share to 43 individuals.  The price per share was determined by our board of directors so as to be equal to the issuance price per share ($.001) for our reincorporation in Delaware in December 2005 at which time an aggregate of 9,097,500 shares were issued at $.001 per share.  See also “Certain Relationships and Related Transactions.” As of January 31, 2006, we had 10,000,000 shares of common stock outstanding.

We are registering the shares for resale (although not obligated to do so by virtue of any Registration Rights Agreement or other agreement) and are subjecting ourselves to Exchange Act of ’34 reporting requirements because we believe that being a public entity will provide us benefits in visibility and the way that we are perceived by subcontractors as well as a possibility of providing liquidity to our shareholders.  See also “Management's Discussion and Analysis or Plan of Operation - Liquidity.”

We may refer to ourselves in this document as “FSI", "we," or "us."  Our principal executive offices are located at 85 Livingston Avenue, Suite 3, Roseland, NJ 07068, and our telephone number at that address is 973-493-6206.

The Offering

The shares being offered for resale by the selling stockholders identified herein consist of approximately 17.5% of the outstanding shares of our common stock.

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Shares of common stock offered by us	None

Shares of common stock which may be sold by the selling stockholders	1,752,500

Use of proceeds	We will not receive any proceeds from the resale of shares offered by the selling stockholders hereby, all of which proceeds will be paid to the selling stockholders.

Risk factors	The purchase of our common stock involves a high degree of risk.

Trading Market	None

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

1.

FSI has limited financial resources and no committed source of financing. Our auditors’ report on our 2005 financial statements indicates that there is significant uncertainty about our ability to continue as a going concern. Without financing or cash generated from operations, we will be unable to expand our business and may not be able to satisfy our liabilities. If that happens, investors are likely to lose their entire investment.

FSI has limited financial resources and has not established a source of equity or debt financing. Our auditors indicated that there is significant uncertainty about our ability to continue as a going concern in their report on our financial statements for the fiscal year ended June 30, 2005. FSI will require cash from operations or some outside financing to expand our business. We must obtain the current level of engagements to continue our operations at their current level. There can be no assurance that our operations will generate sufficient cash or that outside financing will be available or found. If FSI is unable to obtain needed cash resources or financing, we may not be able to maintain or expand revenue producing activities.

If we are unable to obtain our level of revenue or to obtain outside financing or if the financing we do obtain is insufficient to cover any operating losses we may incur, we may substantially curtail our operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders. To date, no FSI officer, director or affiliate has had any preliminary contact or discussions with, nor are there any current plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction referred to herein or otherwise.

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2.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock which our Board of Directors has authority to issue without further stockholder action or vote.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of shares of our stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (24,000,000) but un-issued (14,000,000) shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of FSI because the shares may be issued to parties or entities committed to supporting existing management.

3.

We depend completely upon our president, the loss of whose services may cause our business operations to cease and need for additional personnel.

Our chief executive officer, Cosimo J. Patti, is entirely responsible for the development and execution of our business. All of our engagements have been generated through the business contacts of Mr. Patti. In addition, all of the subcontractors used by us are professionals known by Mr. Patti. Since June 2004, he has devoted fulltime to us. He is under no contractual obligation to remain employed by us.  If he should choose to leave us for any reason before we have hired additional personnel, our operations are likely to fail.  Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this prospectus.

We will fail without Mr. Patti or an appropriate replacement(s).  We intend to acquire “key-man” life insurance on the life of Mr. Patti naming us as the beneficiary when and if we obtain the resources to do so, and Mr. Patti remains insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future.  Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

4.

We may face damage to our professional reputation or legal liability if our future clients are not satisfied with our services. In either case, it is unlikely that we will be able to obtain future engagements. If we are unable to obtain engagements, investors are likely to lose their entire investment.

As a consulting service firm, we depend and will continue to depend to a large extent on referrals and new engagements from our clients and will attempt to establish a reputation for high–caliber professional services and integrity to attract and retain clients. As a result, if a client is not satisfied with our services or products, such lack of satisfaction may be more damaging to our business than it may be to other businesses. Moreover, if we fail to meet our obligations, we could be subject to legal liability or loss of client relationships. Our engagements will typically include provisions to limit our exposure to legal claims relating to our services, but these provisions may not protect us or may not be enforceable in all cases. Accordingly, no assurances can be given that we will retain clients in the foreseeable future.

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5.

Our future engagements with clients may not be profitable. If we are unable to generate positive cash flow from our engagements, we will be unable to satisfy our obligations on a timely basis. If that happens, investors are likely to lose their entire investment.

When making proposals for engagements, we estimate the costs and timing for completing the engagements. These estimates reflect our best judgment as to the amount of time that will be required to complete an engagement. Any increased or unexpected costs or unanticipated delays in connection with the performance of these engagements, including delays caused by factors outside our control, could make these engagements less profitable or unprofitable, which would have an adverse effect on our profit margin.

In addition, as consultants, a client will typically retain us on an engagement–by–engagement basis, rather than under long–term contracts, and a substantial majority of our contracts and engagements may be terminated by the client with short notice and generally without significant penalty. Furthermore, because large client engagements may involve multiple engagements or stages, there is a risk that a client may choose not to retain us for additional stages of an engagement or that a client will cancel or delay additional planned engagements. These terminations, cancellations or delays could result from factors unrelated to our work product or the progress of the project, but could be related to business or financial conditions of the client or the economy generally. When contracts are terminated, we lose the associated revenues and we may not be able to eliminate associated costs in a timely manner.

6.

We may be more adversely affected by a weak economy than companies in other industries because engaging consultants is a highly discretionary decision by clients. If we do not obtain engagements because of an adverse economy, we may be unable to generate sufficient cash flow to meet our obligations on a timely basis.  If that happens, investors are likely to lose their entire investment.

Engaging consultants is a highly discretionary decision by clients. As such, we are impacted more quickly by economic conditions and perceptions of economic trends than many other types of businesses. If the economy is weak, companies may be unwilling or unable to undertake significant amounts of consulting work. If corporate demand for our services is weak, we may be unable to obtain profitable engagements.

7.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders as corporate resources may be expended for the benefit of officers and directors.

Our articles of incorporation and applicable Delaware law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of FSI. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us therefor if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

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We have been advised that in the opinion of the SEC, this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether  indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

8.

Currently there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, the price is likely to be subject to significant fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities.  We have  obtained  a market maker to file an application with the NASD on our behalf so as to be able to quote the shares of our common stock on the OTC Bulletin Board ("OTCBB") maintained by the NASD commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance as to whether such market maker’s application will be accepted by the NASD. If the application is accepted, there can be no assurances as to whether any market for our shares will develop or the prices at which our common stock will trade. We are not permitted to file such application on our own behalf. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of FSI and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in our securities.

9.

If a market develops for our shares, sales of our shares relying upon rule 144 may depress prices in that market by a material amount.

All of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

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As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period (at least one year)may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of revisions to Rule 144 which became effective on or about April 29, 1997, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who is not an officer, director or control person) after the restricted securities have been held by the owner for a period of two years.  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

10.

Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will result in a lack of liquidity and make trading difficult or impossible.

Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by the NASD. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

SEC Rule 15g-9 (as most recently amended and effective September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects the market liquidity for our common stock. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

11.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws which prohibit trading absent compliance with individual state laws.

These restrictions may make it difficult or impossible to sell shares in those states.

There is no public market for our common stock, and there can be no assurance that any public market will develop in the foreseeable future.  Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in approximately 17 states which do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.  See also “Plan of Distribution-State Securities-Blue Sky Laws.”

12.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over FSI.

Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock, par value $ .001 per share.

The specific terms of the preferred stock have not been determined, including:

•

designations;

•

preferences;

•

conversions rights;

•

cumulative, relative;

•

participating; and

•

optional or other rights, including:

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o

voting rights;

o

qualifications;

o

limitations; or

o

restrictions of the preferred stock

Our board of directors is entitled to authorize the issuance of up to 1,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in its sole discretion, with no further authorization by security holders required for the issuance thereof.

The issuance of preferred stock could adversely affect the voting power and other rights of the holders of common stock. Preferred stock may be issued quickly with terms calculated to discourage, make more difficult, delay or prevent a change in control of FSI or make removal of management more difficult. As a result, the board of directors' ability to issue preferred stock may discourage the potential hostility of an acquirer, possibly resulting in beneficial negotiations. Negotiating with an unfriendly acquirer may result in, among other things, terms more favorable to us and our stockholders. Conversely, the issuance of preferred stock may adversely affect any market price of, and the voting and other rights of the holders of the common stock. We presently have no plans to issue any preferred stock.

13.

All 1,752,500 shares of our common stock being registered in this offering may be sold by selling stockholders subsequent to the effectiveness of our registration statement of which this Prospectus is a part. Significant sales of these shares over a short or concentrated period of time are likely to depress the market for and price of our shares in any market that may develop.

All 1,752,500 shares of our common stock held by 44 shareholders that are being registered in this offering may be sold subsequent to effectiveness of our registration statement either at once and/or over a period of time. These sales may take place because all of these shares of common stock are being registered hereunder and, accordingly, reliance upon Rule 144 is not necessary. See also “Selling Stockholders” and “Plan of Distribution” elsewhere in this prospectus. The ability to sell these shares of common stock and/or the sale thereof reduces the likelihood of the establishment and/or maintenance of an orderly trading market for our shares at any time in the near future. See also subheading to Directors, Executive Officers, Promoters and Control Persons entitled “Possible Potential Conflicts.”

14.

There are significant potential conflicts of interest relating to our president who is involved with other business activities. If he devotes efforts to other business interests or if he refers prospective business opportunities to other business entities, we may be unable to obtain sufficient engagements to generate the cash needed to meet our obligations. If that happens, investors are likely to lose their entire investment.

None of our key personnel (currently limited to our president) is required to commit full time to our affairs and, accordingly, conflicts of interest in allocating management time among various business activities and opportunities may arise. In the course of his other business activities, our president may become aware of business opportunities which may be appropriate for presentation to us, as well as the other entities with which he is affiliated.  As such, he may have conflicts of interest in determining to which entity a particular business opportunity should be presented.  See also subheading to Directors, Executive Officers, Promoters and Control Persons entitled “Possible Potential Conflicts”

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15.

The ability of our president to control our business may limit minority shareholders’ ability to influence corporate affairs because he has a sufficient number of shares to control every vote which permits him to implement programs that may benefit him and not benefit minority shareholders.

Upon the completion of this offering, our president will beneficially own approximately 82.5% of our outstanding common stock assuming sale of all of his shares being registered. Because of his beneficial stock ownership, our president will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and all other business decisions. The minority shareholders would have no way of overriding decisions made by our president. The level of control may also have an adverse impact on the market value of our shares because he may institute or undertake transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community and/ or may sell sufficient numbers of shares to significantly decrease our price per share.

16.

Substantially all of our revenue is derived from a very limited number of clients.

The loss of a major client would result in us being unable to generate sufficient cash to meet our obligations. If that happens, investors are likely to lose their entire investment

Substantially all of our revenues for the past two years were derived from two clients. We anticipate that we will rely on one or a small number of engagements and clients for the indefinite future. There is no assurance that these clients will provide us with sufficient levels of revenue to generate profits or even to sustain operations or that, in the event that we lose our relationship with these clients, that the revenue lost could be replaced.

17.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002 because we may be unable to establish and maintain an effective System of internal controls. This failure could adversely impact the quality of financial reporting and also could reduce the demand for and price of our shares if a public trading market ever develops.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our fiscal year ending June 30, 2008, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2008. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as of June 30, 2008. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

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We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

18.

If you purchase shares from any of the selling shareholders, you may be unable to resell those shares for the same or higher price. You may be unable to sell the shares at any price.

There is currently no public market for our shares. The offering price of $.01 per share has been established on an arbitrary basis and bears no relationship whatsoever to our assets, operating results, book value or any other objective standard of valuation. Because of these factors, purchasers of the selling shareholders’ shares may be unable to resell those shares for the same or higher price and you may be unable to sell the shares at any price.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market which may develop in the future involves a high degree of risk.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders. We are registering 1,752,500 of our 10,000,000 currently outstanding shares for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING STOCKHOLDERS

All shares offered under this prospectus may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder's beneficial ownership of shares of our common stock as of December 23, 2005, and as adjusted to give effect to the sale of the shares offered hereunder.

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	Shares owned		Shares	Relationship to FSI
Selling Security Holder	Before offering	Being Offered	After Offering	Or Affiliates

Cosimo Patti	9,097,500	850,000	8,247,500 82.5%[2]	Chairman and president
Gerald Wisz	150,000	150,000	-0-	Director
Craig Abbott	5,000	10,000	-0-	Business associate
Andrea Abbott	5,000	5,000	-0-	Wife of Craig Abbott
Douglas Abbott	2,500	2,500	-0-	Minor Son of C. Abbott
Michael Abbott	2,500	2,500	-0-	Minor Son of C. Abbott
Elizabeth Wisz	10,000	10,000	-0-	Wife of Gerald Wisz
Zachary Wisz	5,000	5,000	-0-	Minor Son of G. Wisz
Mark Wisz	5,000	5,000	-0-	Minor Son of G. Wisz
Melissa Wisz	5,000	5,000	-0-	Minor Daughter of G. Wisz
Alexander Wisz	5,000	5,000	-0-	Minor Daughter of G. Wisz
Meredith Wisz	5,000	5,000	-0-	Minor Daughter of G. Wisz
Justin Wisz	5,000	5,000	-0-	Minor Son of G. Wisz
Gwendolyn Wisz	5,000	5,000	-0-	Minor Daughter of G. Wisz
B. Alva Schoomer	5,000	5,000	-0-	Business associate
M Chen	10,000	10,000	-0-	Minor daughter of business associate
Stephen B. Schneer	5,000	5,000	-0-	Business associate
[3]Gary B. Wolff	300,000	300,000	-0-	Counsel to FSI
Craig Barton	5,000	5,000	-0-	Business associate
Holly Bottega	15,000	15,000	-0-	Assistant to Mr. Wolff
Fran Fenamore	10,000	10,000	-0-	Business associate
Marie Fenamore	5,000	5,000	-0-	Business associate
William Fenamore	5,000	5,000	-0-	Business associate
Frank Bilello	10,000	10,000	-0-	Uncle of Cosimo Patti
Rose Bilello	10,000	10,000	-0-	Aunt of Cosimo Patti
Mel Strauss	20,000	20,000	-0-	Business associate
Renée Strauss	5,000	5,000	-0-	Wife of Mr. Strauss
Kim Strauss	5,000	5,000	-0-	Minor Daughter of M. Strauss
David Strauss	5,000	5,000	-0-	Minor Son of M. Strauss
Jeffrey Strauss	5,000	5,000	-0-	Minor Son of M. Strauss
Karen Patti	15,000	15,000	-0-	Wife of Mr. Patti
Suzanne Wert	25,000	25,000	-0-	Adult Daughter of Mr.Patti
Kevin Wert	25,000	25,000	-0-	Husband of Ms. Wert
Michael Patti	25,000	25,000	-0-	Minor Son of Mr. Patti
Arnold Friedman	20,000	20,000	-0-	Business associate
Jean Sass Friedman	20,000	20,000	-0-	Business associate
Sara Friedman	5,000	5,000	-0-	Minor Daughter of A. Friedman
Morgan Friedman	5,000	5,000	-0-	Minor Daughter of A. Friedman
Catherine Peter	100,000	100,000	-0-	Business associate
Karyn Anderson	5,000	5,000	-0-	Business associate

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Rita Singh	10,000	10,000	-0-	Business associate
Radia Soogrim	7,500	7,500	-0-	Business associate
Kumar Soogrim	5,000	5,000	-0-	Business associate
Kavita Soogrim	5,000	5,000	-0-	Business associate

Total	10,000,000	1,752,500	8,247,500

None of the Selling Stockholders are broker/dealers or affiliates of broker/dealers.

_________________________

2

Percentage is only indicated if greater than 1%

3

Gary B. Wolff is a Selling Shareholder and also serves as legal counsel for this offering.

Cosimo J. Patti, our president, is a Selling Stockholder and will be considered to be an underwriter for purposes of this offering. Mr. Patti’s current intentions are to remain with us regardless of whether he sells all or a substantial portion of his stockholdings in us.  He nevertheless is offering approximately 9.3% of his shareholder interest (9,097,500 shares) in this offering (850,000 shares or 8.5% of all outstanding common shares) since otherwise sales by him would be restricted to 1% (or 100,000 shares) of all outstanding FSI shares every three months in accordance with Rule 144.  As an officer/control person of FSI, Mr. Patti may not avail himself of the provisions of Rule 144(k) which otherwise would permit a non-affiliate to sell an unlimited number of restricted shares provided that the two-year holding period requirement is met.

Selling Stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-The-Counter Bulletin Board and, thereafter, at prevailing market prices, or privately negotiated prices. All non-management selling shareholders received their shares in a private placement in December 2005 for $.001 per share.

DETERMINATION OF OFFERING PRICE

There is no established public market for the common equity being registered.  All of our outstanding shares were issued at par value of $.001 per share.  Accordingly, in determining the offering price, we selected $.01 per share which was the nearest full cent higher than the price per share paid by stockholders.

DIVIDEND POLICY

We have never paid a cash dividend or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future.  Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

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MARKET FOR SECURITIES

There is no public market for our common stock, and a public market may never develop. While we will seek to obtain a market maker to file a Rule 211 application with the NASD in order to apply for the inclusion of our common stock in the Over the Counter Bulletin Board (“OTCBB”) we may not be successful in our efforts, and owners of our common stock may not have a market in which to sell the shares. Even if the common stock were quoted in a market, there may never be substantial activity in such market.  If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

There is no FSI common equity subject to outstanding options or warrants to purchase or securities convertible into common equity of FSI.

The number of shares of FSI common stock that could be sold by our stockholders pursuant to Rule 144 (once we are eligible therefor) is up to 1% of 10,000,000 (i.e., 100,000 shares) each three (3) months by each FSI shareholder.

Based upon current ownership, the number of shares eligible would be 1,002,500 shares as follows:  100,000 which may be sold by our President commencing 90 days from the date of this Prospectus and 902,500 shares which may be sold by our 43 other shareholders commencing on or about December 2, 2006.

FSI has agreed to register 1,752,500 shares of the 10,000,000 shares currently outstanding for sale by security holders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:
	June 30, 2005		September 30, 2005

Current assets	$ 4,258		$ 2,000

Other assets	4,833		4,608

Current liabilities	8,100		14,041

Stockholders’ equity (deficit)	991		(7,433)

Income Statement Data:	Year Ended June 30,		Three Months Ended September 30
	2004	2005	2004	2005

Revenue	$ 160,526	$ 137,445	$ 38,469	$ 9,786
Operating expense	$ 142,099	$ 149,052	$ 45,913	$ 18,210
Net income (loss)	$ 13,813	$ (9,607)	$ (7,444)	$ (8,424)
Weighted average number of shares outstanding	9,097,500	9,097,500	9,097,500	9,097,500
Net income (loss) per share	$ .00	$ (.00)	$ (.00)	$ (.00)

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Basic and diluted income (loss) per common share has been calculated based on the weighted average number of shares  outstanding giving retroactive effect to the exchange of shares, in December 2005, between Technology Integration Group, Inc. (a New York company) and Technology Integration Group, Inc. (a Delaware company) resulting in us becoming a Delaware corporation.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed in this Prospectus are forward-looking statements.  Such forward-looking statements involve risks and uncertainties, including statements as to:

•

our future operating results;

•

our business prospects;

•

our contractual arrangements and relationships with third parties;

•

the dependence of our future success on the general economy;

•

our possible financings; and

•

the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning.   Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements.   Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus.   Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.   The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operations

We have very limited financial resources and have not established a source of equity or debt financing. During the year ended June 30, 2005 we incurred a net loss of $9,607, and there are no assurances that we will have  profitable operations in the future. Our auditors indicated that there is significant uncertainty about our ability to continue as a going concern in their report on our financial statements for the fiscal year ended June 30, 2005. The extent of operations over the next 12 months will be determined by the number of engagements that we obtain, if any.

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All of our engagements have come from and are expected to continue to come as a result of referrals from business contacts of Mr. Patti, our president. The revenue from engagements has decreased over the past 12 to 15 months because our limited resources prevented Mr. Patti from aggressively seeking potential opportunities. We cannot predict what our level of activity will be over the next 12 months because we do not know how many client engagements that we will obtain. Our method of seeking engagements has been the same since inception. Mr. Patti becomes aware of opportunities from business contacts and determines whether one or a group of independent consultants with whom we deal can provide the services needed. If so, he introduces the team and coordinates the proposal efforts. The most typical engagements involve companies in the financial services industry and consist of evaluating general business models, corporate structures and management design, and back office processing functions. Most consulting agreements are executed between the independent consultants and the client with FSI receiving a negotiated percentage of the fees for making the introduction and serving as a project coordinator. The general terms of the agreement between FSI and independent consultants are that FSI receives our fee only if and when the consultant receives payment from the client. We do not record any income until that event has occurred because material uncertainty exists prior thereto as to the likelihood that work has been completed and accepted and the amount of cash to be earned by us.

Because of our strategy and the fact that we perform only a few engagements a year, a small number of clients comprise substantially all of our revenue each year. We had two clients which accounted for substantially all of our revenue for the year ended June 30, 2004 (Client A – 90%; Client B – 10%). For the year ended June 30, 2005, two clients comprised all of our revenue (Client A - 85%; Client B – 15%). Client B during the year ended June 30, 2005 is a new client not previously served by us. All revenue for the three months ended September 30, 2005 related to one client, Client A. We expect a similar trend of limited client numbers for the foreseeable future. Client A is an unaffiliated consulting firm to which we outsource most work obtained by us.

Because we are a small service business serving a large industry niche we are not impacted by many trends. The outside forces and conditions that have the most impact on us are:

•

A significant downturn in the economy reduces the need for discretionary activities like consulting projects. Being a small “player” results in our projects being canceled before projects being performed by “major” players.

•

We depend heavily on contacts of our president. If significant numbers of those contacts retire or transfer to positions that do not need or lack the authority to engage consultants, our business would be negatively impacted. On the other hand, if these contacts move into positions that have greater needs for consultants, our business will be benefited.

Revenue amounted to $137,445 and $160,526 for the years ended June 30, 2005 and 2004 and $9,786 and $38,469 for the three months ended September 30, 2005 and 2004, respectively. Our marketing efforts and contacts have not changed significantly during the overall period, but engagements and resultant revenue have decreased. The trend has increased during the quarter ended September 30, 2005. We do not know the cause for the decrease since our approach has not changed, nor do we know whether it will continue.

__________________________________________________________________________________

Our expenses for the years ended June 30, 2005 and 2004 and the quarters ended September 30, 2005 and 2004 consist of.

			Three Months ended
			September 30,
	2005	2004	2005	2004
SG&A	149,052	142,099	18,210	45,913
Marketing Component	60,872	51,700	6,160	20,563
G&A/office component	88,180	90,399	12,050	25,350

Substantially all of our marketing costs for the years ended June 30, 2005 and 2004 and the quarters ended September 30, 2005 and 2004 relate to travel costs and of meals and entertainment expenses. Our G&A costs consist of fees paid to our president, communications, medical insurance and automobile expenses.

Our operating results were $(9,607) and $ 13,813 for the years ended June 30, 2005 and 2004 and $(8,424) and $(7,444) during the three months ended September 30, 2005 and 2004, respectively. The differences are entirely a result of changes in revenue. Operating expenses were generally consistent in 2005 and 2004. If the current trend of lower revenues continues, we will have to reduce marketing expenses.

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below. The level of marketing expenses is limited to the funds available that were generated by revenues. We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of '34, we will incur ongoing expenses associated with professional fees for accounting and legal services. We estimate that these costs will approximate $35,000(exclusive of any additional fees we may incur regarding printing and/or photocopying and subsequent mailing of any proxy statements or annual reports) during the next 12 months and will increase if our business volume and activity increases. These obligations will reduce our ability and resources to fund other aspects of our business.  If necessary, our president has agreed in writing to defer compensation otherwise payable to him to the extent that gross profits are insufficient to pay FSI’s costs and expenses so as to permit us to remain viable and has further agreed to loan to FSI amounts necessary to meet FSI expenses if sufficient revenues are not generated therefrom.  If and when loaned, the loan will be evidenced by a non-interest bearing unsecured corporate note to be treated as a loan until repaid, if and when FSI has the financial resources to do so.  This obligation is evidenced by Exhibit 10.3 to FSI’s Registration Statement of which this prospectus is a part. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling obligations and compensate independent contractors, although there can be no assurances that we will be successful in any of those efforts. We believe that the perception that many of these people have of a public company make it more likely that they will accept securities as consideration than they would if we were a private company. We have not performed any studies of this matter. Our conclusion is based on our own observations. However, there can be no assurances that we will be successful in any of those efforts even if we are a public entity.  Additionally, issuance of shares would necessarily dilute the percentage of ownership interest of our stockholders.

Liquidity

As of November 30, 2005, we had a cash balance of $1,781.

__________________________________________________________________________________

FSI has a low level of fixed costs. Almost all costs associated with performing and completing engagements are variable in nature. The only fixed costs are our president’s compensation, costs associated with being a public entity and certain general and administrative costs. We must sustain the current level of engagements to continue our operations at their current level. FSI will require cash from operations or some outside financing to expand our business. There can be no assurance that our level of engagements will not decline or that our operations will generate sufficient cash or that outside financing will be available or found. If FSI is unable to obtain needed cash resources or financing, we may not be able to maintain or expand revenue producing activities. If necessary, and as indicated below, our president has agreed in writing to defer compensation otherwise payable to him to permit us to remain viable.

We need approximately $150,000 in cash to support our operations, perform limited marketing efforts and meet the minimum costs of being a public company. The cash flow generated by our business in recent years, if continued in the future, appears sufficient to meet minimum operating cash requirements over the next 12 months but may not cover all of the costs of this offering or permit us to expand our business operations. If circumstances change significantly and the cash flow proves to be insufficient, provisions for payment are as indicated below.

Most costs associated with performing engagements are incremental or variable in nature and consist of costs due to independent contractors. It is typical that these contractors not get paid until we are paid by our customer. Therefore, we can perform engagements with very limited resources on hand. Our president bids and supervises engagements.

FSI does not have any credit facilities or other commitments for debt or equity financing. No assurances can be given that advances when needed will be available. We do not believe that we need funding to undertake our operations at our current level because we do not require any capital costs and our fixed cost level is low., We believe that operations are generating sufficient cash to continue operations for the next 12 months. FSI will pay all costs relating to this offering estimated at $68,102.  This amount will be paid as and when necessary and required or otherwise accrued on the books and records of FSI until we are able to pay the full amount due either from revenues or loans from our president.  Absent sufficient revenues to pay these amounts within three months of the date of this prospectus our president has agreed to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus.  If and when loaned, the loan will be evidenced by a noninterest-bearing unsecured corporate note to be treated as a loan until repaid, if and when FSI has the financial resources to do so.  A formal written arrangement exists with respect to our president’s commitment to loan funds as indicated herein, and accordingly, the agreement between FSI, our president and our counsel (filed as Exhibit 10.2) is binding upon all parties. From a practical perspective, the amount of funds that our president can lend us is limited by his financial resources. It is unlikely that these loans will exceed $65,000.

There are no current plans to seek private investment.  We do not have any current plans to raise funds through the sale of securities.  We hope to be able to use our status as a public company to enable us to use noncash means of settling obligations and compensate persons and/or firms providing services to us, although there can be no assurances that we will be successful in any of those efforts.  Issuing shares of our common stock to such persons instead of paying cash to them would enable us to perform (more and larger engagements) and use the cash obtained from those engagements to operate and expand our business.  Having shares of our common stock may also give persons a greater feeling of identity with us which may result in referrals.  To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf.

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FSI does not have any plans to:

•

Perform any research and development projects;

•

Purchase or sell any plant or significant equipment; or

•

Changes the number of employees significantly.

Our president extended loans amounting to $9,500 during the three months ended March 31, 2005 of which $8,100 remained outstanding at September 30, 2005. These loans have no specified terms or maturity dates.

Recent Accounting Pronouncements

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Commencing with our annual report for the year ended June 30, 2008, we will be required to include a report of management on our internal control over financial reporting. The internal control report must include a statement

•

of management’s responsibility for establishing and maintaining adequate internal control over our financial reporting;

•

of management’s assessment of the effectiveness of our internal control over financial reporting as of year end;

•

of the framework used by management to evaluate the effectiveness of our internal control over financial reporting; and

•

that our independent accounting firm has issued an attestation report on management’s assessment of our internal control over financial reporting, which report is also required to be filed.

In December 2005 the SEC's advisory committee on small business recommended that the SEC allow most companies with market values of less than $700 million to avoid having their internal controls certified by auditors. The advisory committee recommended that most companies with market capitalizations under $100 million be exempted totally. It further recommended that companies with market capitalizations of $100 million to $700 million not face audits of internal controls. Some companies with large revenues but low market values would still be required to comply with the act. There can be no assurances that these proposals or similar proposals will be adopted.

In December 2004, the FASB issued FASB SFAS No. 123 (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company on December 15, 2005. We have not yet assessed the impact on future operations of adopting this new standard.

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The FASB also issued FASB Statement No. 154 (SFAS 154) which replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. It is not believed that this will have an impact on FSI in the foreseeable future.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements.  Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.  The following is a brief discussion of the more significant accounting policies and methods used by us.

Revenue and accounts receivable - Because of our limited nature of operations, we have not had to make material assumptions or estimates other than our assumption that we are a going concern. In most cases, we are not entitled to fees unless our independent contractor has completed the engagement and collected the fee. We do not recognize income until that happens. Therefore, collectibility is generally not an uncertainty. We also do not have material amounts of other assets so valuation and useful life issues do not impact us currently.

Income taxes - We account for income taxes under FASB Statement No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  We will then assess the likelihood that our deferred tax assets will be recovered from future taxable income.  Actual results could differ from this assessment if sufficient taxable income is not generated in future periods.  To the extent we determine the need to establish a valuation allowance or increase such allowance in a period, we must include an expense within the tax provision in the accompanying consolidated statement of operations.  The management of the corporation will periodically estimate the probable tax obligations of the corporation using historical experience in tax jurisdictions and informed judgments.  There are inherent uncertainties related to the interpretation of tax regulations in the jurisdictions in which the corporation transacts business.  The judgments and estimates made at a point in time may change based on the outcome of tax audits, as well as changes to or further interpretations of regulations.  If such changes take place, there is a risk that the tax rate may increase or decrease in any period.

Seasonality

To date, we have not noted seasonality as a major impact on our business.

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BUSINESS

Technology Integration Group, Inc. was incorporated under the laws of the State of New York on February 3, 1999 by Cosimo J. Patti to be a consulting firm. We became a Delaware company on December 2, 2005 at which time all of the shares of Technology Integration Group, Inc. (a New York company) were exchanged for 9,097,500 shares of Technology Integration Group, Inc. (a Delaware company).

At the inception of our business, our initial focus was on technology integration. However, shortly thereafter, we recognized that we were becoming aware of prospective opportunities in various areas of the financial services industry that we elected to pursue. Our corporate name was not reflective of our capabilities and interest in these areas. As a result we began to and continue to operate under the d/b/a FSI Advisors.

Our mission is to provide marketing, communications and computer networking and integration advice to small and medium-sized businesses in the financial services industry. Our engagements include assessing a client business models, management approach and back office procedures.

Strategy

We use independent consultants to provide a full range of marketing, communications, and information technology services to clients. Our strength is that our president has access to significant numbers of business leaders and decision makers and can provide introductions and leads to the independent consulting groups with which we work. Our president has a significant number of contacts and also has worked with a large number of independent consultants over the past 30 years. Therefore, we are able to be involved with a wide array of consulting opportunities and requirements.

In most cases, the independent contractor enters into an agreement with the client, and we receive a negotiated portion of the fees received. If several independent contractors are involved, we generally serve as project manager. The contractor normally bills and collects the fees from the end client. We are generally not entitled to our fees until the contractor collects its fees.

Examples of the engagements and clients for whom our president worked include the examples set forth below. Most of the engagements were performed by New Wave Consulting, an entity controlled by Mr. Patti which was a predecessor to us or by Mr. Patti himself.All engagements involved either designing or revising work systems or developing software to facilitate the workflow of clients.

Industry Consulting:

•

Led a new E-commerce consulting initiative for Reuters in the loan clearance and trading market (performed in 2000 for an aggregate fee of $310,000.).

•

Advised Chinese companies on entering the U.S. capital markets (performed in 2000 for aggregate fees of $100,000).

•

Developed recommendations for Instinet Corporation, a major Electronic Communications Network (a system that matches orders placed on exchanges by market makers and traders electronically), on its planned strategic and operational activities in South America (performed in 1995 for aggregate fees of $40,000).

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Marketing Consulting:

•

Worked with Sybase Inc. in connection with its Enterprise Portal and Professional Services Division to develop a plan to penetrate the Financial Services market sector (performed in 2000 for aggregate fees of $90,000).

•

Assisted an international financial institution, Zedel Bank, to enter the China market (performed from 1996 to 1998 for aggregate fees of $400,000).

Technology Consulting:

•

Assisted MBNA Bank to develop an Internet strategy (in 2000 for aggregate fees of $$45,000).

•

Assessed the existing technology of a Chinese Stock Exchange and recommended revised platform and management practices (performed in 1998 and 1999 for aggregate fees of $18,000).

•

Teamed with a U.S. securities organization to assess the Chinese Central Government’s  Government Securities Book-entry System (performed in 1996 and 1997 for aggregate fees of $50,000).

•

Designed a digital cash product (e-cash) for American Express, for use on the Internet for its travel services company (served as a subcontractor in 1995 for aggregate fees of $15,000).

•

Established the technical architectures and led the development of strategic Internet deployed Customer Service Delivery platforms for MBNA Bank (performed in 1995 for aggregate fees of $20,000).

Education Services

:

•

Developed a “Wall Street Program” to educate the executives of several Chinese financial and non-financial entities (performed in 1997 for aggregate fees of $5,000)...

•

Teamed with a U.S. clearing organization to advise the Chinese Central Government on risk management (performed in 1997 for aggregate fees of $5,000).

Financial Institutions:

•

American Express Europe Limited (performed in 1994 for aggregate fees of $25,000)

•

BNY ESI (performed in 1997 for aggregate fees of $30,000)

•

Bank One (performed in 1997 for aggregate fees of $5,000)

•

Guardian (performed in 2000 for aggregate fees of $20,000)

•

Wells Fargo (performed in 1998 for aggregate fees of $6,000)

•

MBNA America, N.A. (performed in 1999 for aggregate fees of  $10,000)

•

Morgan Stanley Dean Witter (performed in 2001 for aggregate fees of $25,000)

We expect to continue our business in the future in the same way as it has been conducted in the past. We will seek a wide range of engagements based on the contact base of our president. Many of these contacts have been and will continue to be in the financial services industry.

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Because of our strategy and the fact that we perform only a few engagements a year, a small number of clients comprise substantially all of our revenue each year. We had two clients which accounted for all of our revenue for the year ended June 30, 2004 (Client A – 90%; Client B – 10%). For the year ended June 30, 2005, two clients comprised all of our revenue (Client A - 85%; Client B – 15%). Client B during the year ended June 30, 2005 is a new client not previously served by us. Mr. Patti is a director of Client B. We expect a similar trend of limited client numbers for the foreseeable future.

Competition

Competition in our industry is intense and most of our competitors have greater financial resources than do we.  Competition will come from a wide variety of consulting and accounting firms, many of which have more resources, significantly greater number of employees and greater name recognition that do we.  We intend to compete based on the reputation and contacts of our founder and the creative and practical approach to services that we offer. Our president has more than 20 years of experience in providing a variety of consulting services to corporations.

No assurances can be given that our competitive strategy will be successful.

Employees

At December 23, 2005, we had one employee, Cosimo J. Patti, who, since June 2004, devotes fulltime to us, but has been and will continue to be involved with other ventures. Most aspects of engagements are subcontracted to independent consultants. There are no written contracts.

The independent consultants with whom we work have no ongoing contracts or agreements with us. One such consultant is a director of our company. It is likely that key consultants in the future will be asked to become directors.

Property

Our principal executive offices are located at 85 Livingston Avenue, Roseland, NJ 07068 provided to us by our president at no cost which serves as our principal address. There is no written lease agreement.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Cosimo J. Patti	54	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Chairman
Gerald Wisz	54	Director

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Cosimo J. Patti – founded us in 1999 and has served as our president since that time. From 1980 to 1995 he held various senior executive positions at Lehman Brothers. From 1996 to 1998 he was director of strategic cross border business for Cedel Bank in New York. In July 2004, he became a director of American Oriental Bioengineering, Inc. (Trading Symbol – AOBO), a public company located in the United States and China. Mr. Patti is a graduate of Brooklyn College.

Gerald Wisz – became a director in 2004. He has been the principal executive officer for GW Communications, a privately-held company specializing in media relations and research, since 2000. He was Director of Investor Relations Communications for SS&C Technologies, Inc. from 1998-1999. He holds a bachelors degree from William Paterson College and a masters degree from Duquesne University. GW Communications has been the principal consulting firm that teamed with FSI in 2003 and 2004.

Possible Potential Conflicts

None of our key personnel (currently limited to our president) is required to commit full time to our affairs and, accordingly, conflicts of interest in allocating management time among various business activities may arise. In the course of his other business activities, our president may become aware of business opportunities which may be appropriate for presentation to us, as well as the other entities with which he is affiliated.  As such, he may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our "key employee" and president, Cosimo J. Patti, owns (as of December 23, 2005) approximately 91% of our issued and outstanding common shares. Additionally, Mr. Patti becomes involved in other business venture from time-to-time. As a result of these relationships and the stated business purposes of the companies, certain potential conflicts of interest are likely to arise with regard to Mr. Patti’s business activities.

In an effort to resolve such potential conflicts of interest we have been entered into a written agreement with Mr. Patti containing the following provisions:

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any business opportunities that he may become aware of independently or directly through his association with us  would be presented by him solely to us (and to no one else unless rejected by us);

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any business opportunities disclosed to him by the management of other ventures with which he is or becomes involved would not be presented by him to us(unless and until rejected by such other entities); and

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any business opportunities disclosed to him by us would not be presented to management of other ventures with which he is or becomes involved (unless ultimately rejected by us).

In the event that the same business opportunity is presented to Mr. Patti by both us and the management of other ventures with which he is or becomes involved, Mr. Patti shall only render his services to the entity that first disclosed such business opportunity to him. Additionally, Mr. Patti is not required to locate any potential business opportunities for us.

A copy of the Agreement is included as Exhibit 10.4 to the registration statement to which this prospectus is a part.

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Board of Directors

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.  All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none), serve at the discretion of the board. Currently, directors receive no compensation for their role as directors.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the FSI board of directors will establish an audit committee and a compensation committee. We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls.  The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.

All directors will be reimbursed by FSI for any accountable expenses incurred in attending directors' meetings provided that FSI has the resources to pay these fees.  FSI will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Stock Option Plan

Pursuant to December 2, 2005 board of directors’ approval and subsequent stockholder approval, FSI adopted our 2005 Non-Statutory Stock Option Plan (the “Plan”) whereby we reserved for issuance up to 1,500,000 shares of our common stock.  Non-Statutory Stock Options do not meet certain requirements of the Internal Revenue Service as compared to Incentive Stock Options which meet the requirements of Section 422 of the Internal Revenue Code. Nonqualified options have two disadvantages compared to incentive stock options. One is that recipients have to report taxable income at the time that they exercise the option to buy stock, and the other is that the income is treated as compensation, which is taxed at higher rates than long-term capital gains. We intend to file a Registration Statement on Form S-8 so as to register those 1,500,000 shares of common stock underlying the options in the Plan once we are eligible to do so which will be after we are subject to the 1934 Act Reporting Requirements and have filed all required reports during the preceding 12 months or such shorter period of time as required.

As of December 23, 2005, no options have been issued under the Plan.

As previously indicated, the board of directors, on December 2, 2005, adopted the Plan so as to provide a long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of FSI and our subsidiaries, if any.  The board of directors believes that our policy of granting stock options to such persons will provide us with a potential critical advantage in attracting and retaining qualified candidates.  In addition, the Plan is intended to provide us with maximum flexibility to compensate plan participants.  We believe that such flexibility will be an integral part of our policy to encourage employees, non-employee directors, consultants, attorneys and advisors to focus on the long-term growth of stockholder value.  The board of directors believes that important advantages to FSI are gained by an option program such as the Plan which includes incentives for motivating our employees, while at the same time promoting a closer identity of interest between employees, non-employee directors, consultants, attorneys and advisors on the one hand, and the stockholders on the other.

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The principal terms of the Plan are summarized below; however, it is not intended to be a complete description thereof and such summary is qualified in its entirety by the actual text of the Plan, a copy of which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Summary Description of the Technology Integration Group, Inc. 2005 Non-Statutory Stock Option Plan

The purpose of the Plan is to provide directors, officers and employees of, as well as consultants, attorneys and advisors to, FSI and our subsidiaries, if any, with additional incentives by increasing their ownership interest in FSI.  Directors, officers and other employees of FSI and our subsidiaries, if any, are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by us and consultants, attorneys and advisors to us providing valuable services to us and our subsidiaries.  In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to us and/or our subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.  Further, NSO’s have two disadvantages compared to ISO’s in that recipients of NSOs must report taxable income at the time of NSO option exercise and income from NSO’s is treated as compensation which is taxed at higher rates than long-term capital gains.

Our board of directors or a compensation committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the board of directors and/or compensation committee), such options shall terminate immediately.  Unless otherwise determined by the board of directors or compensation committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the board of directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would:

a.

decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan, or

b.

extend the NSO period, or

c.

materially increase the benefits accruing to Plan participants, or

d.

materially modify Plan participation eligibility requirements, or

e.

extend the expiration date of the Plan.

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Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-	-	1,500,000
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	1,500,000

Executive Compensation

No executive officer or director has received compensation of $100,000 or more during the years ended June 30, 2005 or 2004. We currently have no formal written salary arrangement with our president or our director, Gerald Wisz. Mr. Wisz has received no compensation from us during the two years ended June 30, 2005.

Long Term Compensation
		Annual Compensation			Awards		Payouts
					Restricted	Securities
	Year			Other	Stock	Underlying	LTIP
Name and	Ended		Bonus	Annual	Award(s)	Options/	Payouts	All Other
Principal Position	June 30	Salary ($)	($)	Compensation ($)	($)	SARs (#)	($)	Compensation ($)

Cosimo J. Patti	2005	$ 38,435	-	-	-	-	-	-
President	2004	-	-	-	-	-	-	-

PRINCIPAL SHAREHOLDERS

As of December 23, 2005, we had 10,000,000 shares of common stock outstanding which are held by 44 shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of December 23, 2005; of all directors and executive officers of FSI; and of our directors and officers as a group.

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Name and Address of Beneficial Owner [4]	Number of Shares Beneficially Owned [5]	Percent of Class
Cosimo J. Patti	9,137,500	91.38
Gerald Wisz	195,000	1.95

Officers and Directors as a group ( 2 members)	9,332,500	93.33

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4

The address for each person is 85 Livingston Avenue, Suite 3, Roseland, NJ 07068.

5

Unless otherwise indicated, FSI believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them.  A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised. Mr. Patti’s shares include 25,000 shares owned by his son and 15,000 shares owned by his wife, Karen Patti. Mr. Wisz’s shares include 45,000 shares owned by his wife and children.  These shares are included in accordance with SEC Release 33-4819 which states, in part, that a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently operate out of office space located at 85 Livingston Avenue, Roseland, NJ 07068 provided to us by our president which serves as our principal address. Our president incurs no incremental costs as a result of our use of the office space.  Accordingly, the office space is provided at no cost to us, and there is no written lease agreement

The sole promoter of FSI is our president, Cosimo J. Patti.

The amounts due from Mr. Patti at September 30, 2005 ($69,538) are interest-free and have no specified repayment terms. The amount due to Mr. Patti ($8,100) at September 30, 2005 is interest-free and has no specified repayment terms.

FSI has entered into certain agreements regarding: (i) its president deferring compensation if necessary (Exhibit 10.3); (ii) its president lending funds to it if necessary to cover offering expenses (Exhibit 10.2); and (iii) attempts to resolve certain potential conflicts of interests which may arise with its president (Exhibit 10.4).  Summaries of Exhibits 10.2 and 10.3 may be found in the “Management’s Discussion and Analysis or Plan of Operation” section of this prospectus while summary information regarding potential conflicts of interests resolution may be found at subheading to . Directors, Executive Officers, Promoters and Control Persons entitled “Possible Potential Conflicts”. Each of the aforesaid Exhibits is filed as part of our registration statement of which this prospectus is a part.

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DESCRIPTION OF CAPITAL STOCK

Introduction

Our articles of incorporation as a Delaware corporation were adopted on December 2, 2005 at which time all of the outstanding shares of Technology Integration Group, Inc. (a New York company) were exchanged for 9,097,500 common shares of Technology Integration Group, Inc. (a Delaware company).  Under the newly adopted Delaware articles, FSI is authorized to issue 24,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Preferred Stock

FSI’s certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

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the number of shares and the designation of the series;

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whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

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whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

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whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

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whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

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the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer.  Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

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Common Stock

As of December 23, 2005, we had 24,000,000 shares of common stock authorized and 10,000,000 shares outstanding held by 44 shareholders.

The holders of our common stock:

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have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

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are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

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do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

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are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

See also Risk Factor #10 entitled “Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will make trading difficult or impossible” regarding negative implications of being classified as a “Penny Stock.”

Authorized but Un-issued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were listed on the NASDAQ, (which appears unlikely for the foreseeable future) require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock, including in connection with a change of control of FSI, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Delaware Anti-Takeover Law

We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prohibits, subject to exceptions, publicly-traded Delaware corporations from engaging in a business combination, which includes a merger or sale of more than 10% of the corporation's assets, with any interested stockholder. An interested stockholder is generally defined as a person who, with its affiliates and associates, owns or, within three years before the time of determination of interested stockholder status, owned 15% or more of a corporation's outstanding voting securities. This prohibition does not apply if:

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•

the transaction is approved by the board of directors before the time the interested stockholder attained that status;

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upon the closing of the transaction that resulted in the stockholder becoming an interest stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the start of the transaction; or

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at or after the time the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may opt out of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares. However, we have not opted out of this provision. This provision of the Delaware General Corporation Law could prohibit or delay a merger or other takeover or change-in-control attempts and may discourage attempts to acquire us.

Shareholder Matters

Certain provisions of Delaware law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Dissenters' Rights. Among the rights granted under Delaware law which might be considered as material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see Delaware Revised Statutes ("DRS") 92A.380-390). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Delaware law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

•

listed on a national securities exchange,

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included in the national market system by the National Association of Securities Dealers, or

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held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation (our certificate of incorporation does not so provide) or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

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Inspection Rights. Delaware law also specifies that shareholders are to have the right to inspect company records. This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of our outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of:

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the articles of incorporation, and all amendments thereto,

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bylaws and all amendments thereto; and

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a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Delaware law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Transfer Agent

The transfer agent for our common stock is North American Transfer Co. which is located at 147 West Merrick, Freeport, New York 11520. Its telephone number is 516-379-8501.

PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

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on any market that might develop;

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in transactions other than market transactions;

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by pledge to secure debts or other obligations;

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(if a market should develop) in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

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6purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•

in a combination of any of the above.

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6

If any of the selling shareholders enter into an agreement after the effectiveness of our registration statement to sell all or a portion of their shares in FSI to a broker-dealer as principal and the broker-dealer is acting as underwriter, FSI will file a post-effective amendment to its registration statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in its registration statement as required and filing the agreement as an exhibit to such registration statement.

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over- the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

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The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers.

Affiliates and/or promoters of FSI who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers or agents. We also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

This offering will terminate on the earlier of the:

a)

date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act or

b)

date on which all shares offered by this prospectus have been sold by the selling stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by the NASD.  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

SEC Rule 15g-9 (as most recently amended and effective September 12, 2005)establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

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The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

State Securities – Blue Sky Laws

There is no public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling Securityholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to Sellers and/or Purchasers of Strong shares of common stock.

We intend to apply for listing in Mergent, Inc. which, once published, will provide S&S with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after this registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

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Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this prospectus or any related prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Gary B. Wolff, P.C., 805 Third Avenue, New York, New York 10022. Gary B. Wolff, president and sole stockholder of Gary B. Wolff, P.C., owns 300,000 shares of our common stock. All of these shares are being offered in this offering.

EXPERTS

The financial statements of Technology Integration Group, Inc. as of June 30, 2005 and the years ended June 30, 2005 and 2004 included in this prospectus have been audited by Most & Company, LLP, independent registered public accountants, and have been so included in reliance upon the report of Most & Company, LLP given on the authority of such firm as experts in accounting and auditing.

UNAUDITED INTERIM STATEMENTS

The information for the interim periods ended September 30, 2005 and 2004 is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to this registration statement.

As of the date of this prospectus, FSI became subject to the informational requirements of the Securities Exchange Act of 1934, as amended.  Accordingly, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

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You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Technology Integration Group, Inc.

85 Livingston Avenue, Suite 3

Roseland, NJ 07068

973-493-6206

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TECHNOLOGY INTEGRATION GROUP, INC.

FINANCIAL STATEMENTS  INDEX

Report of Independent Registered Public Accounting Firm

Balance Sheet

Statements of Operations

Statement of Stockholders’ Equity

Statements of Cash Flows

Notes to the Financial Statements

Unaudited Interim Financial Statements

F-1 F-2 F-3 F-4 F-5 F-6 F-12

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Technology Integration Group, Inc.

Roseland, NJ

We have audited the accompanying balance sheet of Technology Integration Group, Inc., as of June 30, 2005 and the related statements of operations, stockholders’ equity and cash flows for the years ended June 30, 2005 and 2004. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Technology Integration Group, Inc., as of June 30, 2005 and the results of its operations and its cash flows for the years ended June 30, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company experienced an operating loss for the year ended June 30, 2005 and has negative working capital at June 30, 2005 which raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Most & Company, LLP

Most & Company, LLP

December 27, 2005

New York, NY

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TECHNOLOGY INTEGRATION GROUP, INC.

Balance Sheet

June 30, 2005

ASSETS

CURRENT ASSETS:
Cash	$ 2,258
Refund receivable	2,000
Total Current Assets	4,258

EQUIPMENT
Office equipment	7,835
Accumulated depreciation	(5,602)
Net	2,233

OTHER ASSETS	2,600

TOTAL ASSETS	$ 9,091

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Due to shareholder/officer	$ 8,100
Total Current Liabilities	8,100

STOCKHOLDERS’ EQUITY:
Preferred stock at $0.001 par value; authorized, 1,000,000 shares; no shares issued or outstanding	-
Common stock at $0.001 par value; authorized 24,000,000 shares; 9,097,500 shares issued and outstanding	9,097
Additional paid-in capital	76,903
Accumulated deficit	(15,471)
Total	70,529
Less – Loan receivable from shareholder/officer	(69,538)
Stockholders’ Equity – net	991

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 9,091

See notes to financial statements.

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TECHNOLOGY INTEGRATION GROUP, INC.

Statements of Operations

For the Years Ended June 30, 2005 and 2004

	2005	2004

Revenue	$ 137,445	$ 160,526

Costs and Expenses:
Operating	149,052	142,099

Income (Loss) Before Taxes	(11,607)	18,427

Provision (benefit) for Income Taxes	2,000	4,614

Net Income (Loss)	$ (9,607)	$ 13,813

Basic and diluted loss per share	$ *	$ *

Weighted average number of common shares outstanding	9,097,500	9,097,500

              *Less than $.01 per share.

See notes to financial statements.

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TECHNOLOGY INTEGRATION GROUP, INC.

Statement of Stockholders’ Equity

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Loan Receivable from Officer/ Shareholder	Total
	Number	Amount

Balance, July 1, 2004	9,097,500	$ 9,097	$ 76,903	$ (19,677)	$(80,138)	$(13,815) (5,715)

Decrease in officer loan	-	-	-	-	4,600	4,600

Net income	-	-	-	13,813	-	13,813

Balance, June 30, 2004	9,097,500	9,097	76,903	(5,864)	(75,538)	4,598 12,698

Decrease in officer loan	-	-	-	-	(6,000)	(6,000)

Net loss	-	-	-	(9,607)	-	(9,607)

Balance, June 30, 2005	9,097,500	$ 9,097	$ 76,903	$ (15,471)	$ (69,538)	$ 991

See notes to financial statements.

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TECHNOLOGY INTEGRATION GROUP, INC.

Statements of Cash Flows

For the Years Ended June 30, 2005 and 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ (9,607)	$ 13,813
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation expense	446	-
Changes in assets and liabilities:
Refund receivable	(2,000)	-
Increase in other assets	(2,600)	-
Increase (decrease) in income taxes payable	(4,614)	4,014
Net Cash Provided by (Used in) Operating Activities	(18,375)	17,827

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(2,679)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from shareholder/officer	8,100	-
Payments to shareholder/officer	(6,000)	(4,600)
Net Cash Provided by (Used in) Financing Activities	2,100	(4,600)

INCREASE (DECREASE) IN CASH	(18,954)	13,227

CASH AT BEGINNING OF YEAR	21,212	7,985
CASH AT END OF YEAR	$ 2,258	$ 21,212

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES:
Cash Paid For:
Income taxes	$ 10,276	$ -

See notes to financial statements.

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TECHNOLOGY INTEGRATION GROUP, INC.

.Notes to the Financial Statements

June 30, 2005 and 2004

NOTE 1 -

ORGANIZATION

Technology Integration Group, Inc. (the “Company”) was incorporated under the laws of the State of New York on February 3, 1999 and reincorporated in Delaware on December 2, 2005.  It operates under the d/b/a FSI Advisors.

The Company provides marketing, communications and technical integration advice to small and medium sized businesses. A significant portion of the work done by it is subcontracted out to independent consultants and groups.

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Year End

The Company has elected a fiscal year ending on June 30.

b.  Provision for Taxes

The Company accounts for income taxes on the liability method. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is provided if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The provision for income taxes in 2004 was calculated using a 35% effective rate. There were no material temporary or permanent differences between income reported for financial reporting purposes and income reported for income tax purposes in 2004. The benefit in 2005 represents the amount realizable from the carryback of current losses.

c.  Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

d.  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

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e.  Net Income (Loss) Per Common Share

Basic and diluted net income (loss) per common share has been calculated by dividing the net income (loss) for the year by the basic and diluted  weighted average number of shares outstanding assuming that the adoption of the Company’s current articles of incorporation on December 2, 2005 when it became a Delaware corporation at which time all outstanding shares of Technology Integration Group, Inc. (a New York company) were exchanged for 9,097,500 common shares of Technology Integration Group, Inc. (a newly-formed Delaware company) had occurred as of the beginning of the first period presented.

f.  Impact Of New Accounting Standards

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Commencing with the Company’s annual report for the year ended June 30, 2008, it will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

•

of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•

of management’s assessment of the effectiveness of its internal control over financial reporting as of year end;

•

of the framework used by management to evaluate the effectiveness of its internal control over financial reporting; and

•

that its independent accounting firm has issued an attestation report on management’s assessment of its internal control over financial reporting, which report is also required to be filed.

In December 2005 the SEC's advisory committee on small business recommended that the SEC allow most companies with market values of less than $700 million to avoid having their internal controls certified by auditors. The advisory committee recommended that most companies with market capitalizations under $100 million be exempted totally. It further recommended that companies with market capitalizations of $100 million to $700 million not face audits of internal controls. Some companies with large revenues but low market values would still be required to comply with the act. There can be no assurances that these proposals or similar proposals will be adopted.

In December 2004, the FASB issued FASB SFAS No. 123 (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company on December 15, 2005. The Company has not yet assessed the impact on future operations of adopting this new standard.

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The FASB has issued SFAS No. 154, Accounting Changes and Error Corrections, which changes the requirements for the accounting for and reporting accounting changes and error corrections for both annual and interim financial statements, effective for 2006 financial statements. It is not believed that this will have an impact on the Company in the foreseeable future.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

g.   Revenue Recognition

The Company recognizes revenue on contracts when work has been performed and the project completed satisfactorily. Fees received from subcontractors are received when the subcontractor has completed the project and the fee has been received by the subcontractor.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company experienced an operating loss for the year ended June 30, 2005, has negative working capital of $3,842 and an accumulated deficit of $15,471 at June 30, 2005 which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 4 - STOCKHOLDERS’ EQUITY

The Company adopted its current articles of incorporation on December 2, 2005 when it became a Delaware corporation at which time all outstanding shares of Technology Integration Group, Inc. (a New York company) were exchanged for 9,097,500 common shares of Technology Integration Group, Inc. (a newly-formed Delaware company). All share and per share amounts in the accompanying financial statements have been retroactively adjusted to reflect the impact of this exchange.

Preferred Stock

The board of directors may determine, without further vote or action by stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

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•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

The Company has no shares of preferred stock issued or outstanding.

Common Stock

The holders of the Company’s common stock:

•

Have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

Are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

Do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

Are entitled to one noncumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

•

On December 2, 2005, the Company sold 902,500 shares to 43 persons.  As of December 23, 2005, the Company has 10,000,000 shares of common stock issued and outstanding and held by 44 shareholders.

Stock Option Plan

Pursuant to a December 2, 2005 Board of Directors approval and subsequent stockholder approval, the Company adopted its 2005 Non-Statutory Stock Option Plan (the “Plan”) whereby it reserved for issuance up to 1,500,000 shares of its common stock. The purpose of the Plan is to provide directors, officers and employees of, consultants, attorneys and advisors to the Company and its subsidiaries with additional incentives by increasing their ownership interest in the Company.  Directors, officers and other employees of the Company and its subsidiaries are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by the Company and consultants, attorneys and advisors to the Company providing valuable services to the Company and its subsidiaries.  In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to the Company and/or its subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.

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The Board of Directors of the Company or a Compensation Committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the Board of Directors and/or Compensation Committee), such options shall terminate immediately.  Unless otherwise determined by the Board of Directors or Compensation Committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Board of Directors of the Company or a Compensation Committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the Board of Directors and/or Compensation Committee), such options shall terminate immediately.  Unless otherwise determined by the Board of Directors or Compensation Committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the Board of Directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might  increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would (a) increase the total number of shares reserved for the purposes of the Plan or decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan or (b) extend the NSO period or (c) materially increase the benefits accruing to Plan participants or (d) materially modify Plan participation eligibility requirements or (e) extend the expiration date of the Plan.  Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

.

There are no options outstanding under the Plan as of December 23, 2005.

NOTE 5- CONCENTRATION OF RISK

The Company had two clients which accounted for substantially all of its revenue for the year ended June 30, 2004 (Client A – 90%; Client B – 10%). For the year ended June 30, 2005, two clients comprised all of its revenue (Client A - 85%; Client B – 15%). Client B during the year ended June 30, 2005 is a new client not previously served by it. The Company’s President is a director of Company B.

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NOTE 6 - RELATED PARTY TRANSACTIONS

The amounts due from a shareholder/officer at June 30, 2005 ($69,538) are interest-free and have no specified repayment terms. The balance due has been classified as a reduction of stockholders’ equity in accordance with guidance in Staff Accounting Bulletin Topic 4:G. The amount due to a shareholder/officer ($8,100) at June 30, 2005 is interest-free and has no specified repayment terms.

The Company currently operates out of office space located provided by its president for which the Company’s president incurs no incremental costs. Accordingly, the office space is provided at no cost, and there is no written lease agreement

NOTE 7 - SUBSEQUENT EVENT

The Company sold 902,500 shares of its common stock to 43 additional shareholders at $.001 per share for $903 in cash on December 2, 2005.

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TECHNOLOGY INTEGRATION GROUP, INC.

Balance Sheet

September 30, 2005

(Unaudited)

ASSETS
CURRENT ASSETS:
Refund receivable	$ 2,000

EQUIPMENT
Office equipment	7,835
Accumulated depreciation	(5,827)
Net	2,008

OTHER ASSETS	2,600

TOTAL ASSETS	$ 6,608

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Loan payable to shareholder/officer	$ 8,100
Bank overdraft	5,941
Total Current Liabilities	14,041

STOCKHOLDERS’ DEFICIT:
Preferred stock at $0.001 par value; authorized, 1,000,000 shares; no shares issued or outstanding	-
Common stock at $0.001 par value; authorized 24,000,000 shares; 9,097,500 shares issued and outstanding	$ 9,097
Additional paid-in capital	76,903
Accumulated deficit	(23,895)
Total	62,105
Less – Loan receivable from shareholder/officer	(69,538)
Stockholders’ Deficit - net	(7,433)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$ 6,608

See notes to financial statements.

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 TECHNOLOGY INTEGRATION GROUP, INC.

Statements of Operations

For the Three Months Ended September 30 2005 and 2004

(unaudited)

	2005	2004

Revenue	$ 9,786	$ 38,469

Operating Expenses:	18,210	45,913

Net Loss	$ (8,424)	$ (7,444)

Basic and diluted loss per share	$ *	$ *

Weighted average number of common shares outstanding	9,097,500	9,097,500

See notes to financial statements.

            * Less than $(.01)

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TECHNOLOGY INTEGRATION GROUP, INC.

Statements of Cash Flows

For the Three Months Ended September 30 2005 and 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (8,424)	$ (7,444)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	225	-
Decrease (increase) in net operating assets	-	(4,614)
Increase in other assets	-	(2,740)
Net Cash Used in Operating Activities	(8,199)	(14,798)

CASH FLOWS FROM INVESTING ACTIVITIES
Advances to shareholder/officer	-	(6,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Bank overdraft	5,941	-

DECREASE IN CASH	(2,258)	(20,798)

CASH AT BEGINNING OF PERIOD	2,258	21,212
CASH AT END OF PERIOD	$ -	$ 414

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES:
Cash Paid For:
Income taxes	$ -	$ 680

The accompanying notes are an integral part of these financial statements.

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TECHNOLOGY INTEGRATION GROUP, INC.

Notes to the Financial Statements

September 30, 2005

(unaudited)

1.

Basis of Presentation

The accompanying interim financial statements for the three-month periods ended September 30, 2005 and 2004 are unaudited and include all adjustments (consisting of normal recurring adjustments) considered necessary by management for a fair presentation.  The results of operations realized during an interim period are not necessarily indicative of results to be expected for a full year.  These financial statements should be read in conjunction with the information filed as part of the Company’s Registration Statement on Form SB-2, of which this Prospectus is a part.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

2.

Overdraft

The overdraft at September 30, 2005 involved a delay in receiving an expected cash receipt. It was approved by the bank as an accommodation and was cleared during the first week of October.

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This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until ________ , 2006 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

1,752,500 Shares

Technology Integration Group, Inc.

Common Stock

PROSPECTUS

 __ , 2006

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TABLE OF CONTENTS

PROSPECTUS SUMMARY

4

RISK FACTORS

5

USE OF PROCEEDS

13

SELLING STOCKHOLDERS

13

DETERMINATION OF OFFERING PRICE

15

DIVIDEND POLICY

15

MARKET FOR SECURITIES

16

SUMMARY FINANCIAL DATA

16

NOTE REGARDING FORWARD-LOOKING STATEMENTS

17

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

17

BUSINESS

23

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

25

PRINCIPAL SHAREHOLDERS

29

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

30

DESCRIPTION OF CAPITAL STOCK

31

PLAN OF DISTRIBUTION

34

LEGAL MATTERS

37

EXPERTS

37

UNAUDITED INTERIM STATEMENTS

37

WHERE YOU CAN FIND MORE INFORMATION

37

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Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company has a provision in its charter, by-laws, or other contracts providing for indemnification of its officers and directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The Registrant is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee	$ 2.07
NASD Filing Fee	100.00
*Accounting fees and expenses	10,000.00
*Legal fees and expenses	50,000.00
*Transfer Agent fees	2,500.00
*Blue Sky fees and expenses	4,000.00
*Miscellaneous expenses	1,500.00

Total	$ 68,102.07

*Indicates expenses that have been estimated for filing purposes.

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ITEM 26.

RECENT SALES OF UNREGISTERED SECURITIES.

During the three years preceding the filing of this Form SB-2, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

On December 2, 2005, 9,097,500 shares of common stock of Technology Integration Group, Inc. (a Delaware company) were issued in exchange for all of the outstanding shares of Technology Integration Group, Inc. (a New York corporation). Technology Integration Group, Inc. (a Delaware corporation) thereafter sold 902,500 shares to 43 additional shareholders at $.001 per share for $903 in cash December 2, 2005.  These individuals had an opportunity to ask questions of and receive answers from executive officers of Registrant and were provided with access to Registrant’s documents and records in order to verify the information provided. Each of these 43 shareholders who was not an accredited investor either alone or with his purchaser representative(s), if any, represented that he had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment, and the Issuer had grounds to reasonably believe immediately prior to making any sale that such purchaser comes within this description.  All transactions were negotiated in face-to-face or telephone discussions between executives of Registrant and the individual purchaser, each of whom, or their respective representative, indicated that they met the definition of “sophisticated” investor as defined in Regulation D, and FSI has made a determination that each of such investors are “sophisticated investors.”  Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with FSI. In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letter, such letters also verify that each shareholder was told prior to and at the time of his or her investment, that he or she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently.  No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted.  The securities bear a restrictive legend, and stop transfer instructions are noted on the stock transfer records of the Registrant.

The foregoing issuances of securities were effected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, as amended.

ITEM 27.

EXHIBITS.

*3.1a	Certificate of Merger
*3.1b	Articles of Incorporation
*3.2	By-Laws
*5.1	Opinion of Gary B. Wolff, P.C.
*10.1	2005 Non-Statutory Stock Option Plan
*10.2	Agreement between FSI, its president and its counsel
*10.3	Agreement between FSI and its president regarding potential deferred compensation
*10.4	Agreement between FSI and its President regarding potential conflicts of interest
*23.1	Consent of Most & Company, LLP
*23.2	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)
**23.1a	Consent of Most & Company, LLP
**23.2a	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)

*

Filed with initial filing

**

Filed with First Amendment

The exhibits are not part of the prospectus and will not be distributed with the prospectus.

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ITEM 28.

UNDERTAKINGS.

The Registrant undertakes:

1.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)

Include any additional or changed material information on the plan of distribution.

2.

That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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4.

Request for Acceleration of Effective Date.  If the small business issuer (Registrant) requests acceleration of the effective date of this registration statement under Rule 461 under the Securities Act, it shall include the following:

“Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that

1.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

2.

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

3.

For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

4.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

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5.

Request for Acceleration of Effective Date.  If the small business issuer (Registrant) requests acceleration of the effective date of this registration statement under Rule 461 under the Securities Act, it shall include the following:

“Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issuee.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Roseland, NJ on the 7th day of February, 2006.

 Technology Integration Group, Inc.

/s/ Cosimo J. Patti

By: Cosimo J. Patti, Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)	Title(s)	Date
/s/ Cosimo J. Patti		February 7, 2006

By: Cosimo J. Patti, Chief Executive Officer	Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer

/s/ Gerald Wisz		February 7, 2006

By: Gerald Wisz	Director

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